Exhibit 10.14
Execution Version
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of May  _____, 2010, is by and among ImaRx Therapeutics, Inc., a Delaware corporation (the “Purchaser” or the “Issuer”); and JRT Productions, Inc., a California corporation, and Red Cat Productions, Inc., a California corporation (the “Sellers”), in connection with (1) that certain Agreement and Plan of Merger, dated as of March 17, 2010, (the “Merger Agreement”; the terms defined therein being used herein as therein defined) by and among Sycamore Films, Inc., a Nevada corporation (“Subsidiary”); Sweet Spot Productions, Inc., a California corporation (“Target”); JRT Productions, Inc., a California corporation, Red Cat Productions, Inc., a California corporation (“Red Cat”), Joseph Takats, and Donald J. Scotti, and ImaRx Therapeutics, Inc., a Delaware corporation and (2) that certain that certain Agreement for the Purchase and Sale of Stock, dated as of March 17, 2010 (the “Stock Exchange Agreement”), by and among Subsidiary; Purchaser, the Target; and those persons specified on the Sellers Schedule attached to the Stock Exchange Agreement.
RECITALS
WHEREAS, the Issuer and the Sellers have entered into the Merger Agreement and the Stock Exchange Agreement, pursuant to which Sellers shall be issued by the Issuer certain shares of Issuer’s common stock, par value $0.0001, (the “Purchaser Shares”); and
WHEREAS, as an inducement to the Sellers to enter into the Merger Agreement and the Stock Exchange Agreement the Issuer has agreed to provide the registration rights set forth in this Agreement;
AGREEMENT
NOW THEREFORE, in consideration of the promises and the mutual agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1. Definitions. In addition to definitions set forth in the Merger Agreement, for purposes of this Agreement:
1.1. The term “Piggyback Registration Rights” means the rights of Sellers to include any and all of Sellers’ Registrable Securities in any Registration Transaction as provided by Section 2.1 hereof.
1.2. The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing with the SEC a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document by the SEC.
1.3. The term “Registrable Securities” means (i) any and all shares of Purchaser Stock issued by the Issuer to Sellers pursuant to the Merger Agreement and the Stock Exchange Agreement; and (ii) any stock of the Issuer issued to Sellers as a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i) above.

1.4. The term “Registration Transaction” shall have the meaning assigned to it in Section 2.1(a) hereof.
1.5. The term “Request for Registration” shall have the meaning assigned to it in Section 2.1(b) hereof.
1.6. The term “SEC” means the Securities and Exchange Commission.
1.7. The term “Separate Registration Rights” means the rights of Sellers to have the Issuer register any and all of Sellers’ Registrable Securities as provided by Section 2.2 hereof.
1.8. The term “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.
2. Registration Rights. As of the Closing Date and until such time as Sellers sell, transfer or assign all Registrable Securities, Sellers shall be granted such Piggyback Registration Rights and Separate Registration Rights as defined below:
2.1. Piggyback Registration Rights.
(a) Effect. If during the first 365 days following the Closing Date the Issuer proposes to register any of its stock pursuant to Section 5 of the Securities Act (including any stock of the Issuer owned by any other shareholder of the Issuer) or other securities under the Securities Act in connection with the public offering of such securities (the “Registration Transaction”), then each Seller shall have a one-time Piggyback Registration Right to have the Issuer include all or any of Sellers’ Registrable Securities in such registration so commenced.
(b) Notice of Registration Transaction. As soon as practicable, but in no event later than twenty (20) Business Days prior to the commencement of a Registration Transaction, the Issuer shall give to the Sellers a prompt written notice informing the Sellers of the proposed Registration Transaction so as to enable the Sellers to exercise their Piggyback Registration Rights (the “Notice of Registration Transaction”). The Notice of Registration Transaction shall state the deadline to respond to thereto and whether the proposed Registration Transaction involves an underwriting. The Sellers shall have 20 Business Days to submit to the Issuer a written request for registration, which request shall set forth (1) the number of Sellers’ Registrable Securities to be included in the Registration Transaction and (2) such other information as the Issuer may reasonably request (the “Request for Registration”).

(c) Failure of Notice of Registration Transaction or of the Registration Transaction. If the Issuer fails to give such timely Notice of Registration Transaction, or if for any other reason Sellers’ Registrable Securities are not registered as a result of the Registration Transaction, Sellers’ Separate Registration Rights shall vest and become exercisable immediately upon (i) commencement of the Registration Transaction without proper Notice thereof as set forth in Subsection 2.1(a), or (ii) notification by the SEC that Registrable Securities failed to be registered pursuant to the Registration Transaction and such failure has not been, or is impossible to be, cured within sixty (60) days.
(d) Underwritten Offerings. In the event the Registration Transaction is for an underwritten offering, the right of any Seller to be included in a registration pursuant to this Section 2.1 shall be conditioned upon such Seller’s participation in such underwriting and the inclusion of such Seller’s Registrable Securities in the underwriting to the extent provided herein. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Issuer; second, to the Sellers on a pro rata basis based on the total number of Registrable Securities held by the Sellers; and third, to any stockholder of the Issuer (other than a Seller) on a pro rata basis based on the total number of shares of common stock owned by those stockholders who are not Sellers desiring to participate in the offering. If any Seller disapproves of such underwriting, such Seller may elect to withdraw therefrom by written notice to the Issuer and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from that registration. In any event, Sellers shall maintain their Registration Rights under this Agreement with respect to Registrable Securities not included in such underwritten offering.
2.2. Separate Registration Rights.
(a) Effect. If the Issuer does not commence a Registration Transaction during the first 365 days following the Closing Date, or in case of failure of Notice of Registration Transaction or of the Registration Transaction as provided in Subsection 2.1(b) above, each Seller shall have a one-time Separate Registration Right to have the Issuer register Sellers’ Registrable Securities upon Seller’s request at any time thereafter.
(b) Invocation of Separate Registration Rights. If the Issuer receives at any time after Seller’s Separate Registration Rights vest pursuant to this Section 2.2(a) and prior to the termination of this Agreement a written Request for Registration from Sellers that the Issuer file a registration statement under the Securities Act with respect to Sellers’ Registrable Securities, then the Issuer shall:
(i) as soon as practicable, and in any event within sixty (60) days of the receipt of such request, file a registration statement under the Securities Act covering all Registrable Securities which a Seller requests to be registered pursuant to such written request;

(ii) use its best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable but in no event later than ninety (90) days after such request; and
(iii) otherwise comply with the obligations of the Issuer under Subsection 2.3 hereof.
(c) Deferral. Notwithstanding the foregoing, if, at the time a Seller makes a Request for Registration pursuant to this Section 2.2, the Board of Directors of the Issuer (i) resolves that, in the good faith judgment of the Board, it would be materially detrimental to the Issuer and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, and (ii) furnishes to such requesting Seller a certificate signed by the chief executive officer of the Issuer to this effect, the Issuer shall then have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Sellers; provided, however, that the Issuer may not utilize this deferral right more than once in any twelve (12)-month period.
2.3. Obligations of the Issuer. Whenever required pursuant to Subsection 2.1 or Subsection 2.2 to effect the registration of any Registrable Securities, the Issuer shall, as expeditiously as reasonably possible:
(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period any Seller refrains from selling any securities included in such registration at the request of an underwriter of Registrable Securities of the Issuer;
(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
(c) furnish to the Sellers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
(d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such other United States jurisdictions as shall be reasonably requested by the Sellers;
(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange and trading system or quotation service, as the case may be, on which similar securities issued by the Issuer are then listed;
(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h) use its best efforts to furnish, at the request of the Sellers requesting registration of Registrable Securities pursuant to this Section 2, on the date on which such Registrable Securities are sold to the underwriter:
(i) an opinion, dated such date, of the counsel representing the Issuer for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any; and
(ii) a “comfort” letter dated such date, from the independent certified public accountants of the Issuer, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.
(i) notify the Sellers with respect to any Registrable Securities covered by a registration statement obtained pursuant to exercise by the Sellers of the Registration Rights:
(i) when such registration statement, or any post-effective amendment thereto, shall have become effective or a supplement to any prospectus forming a part of such registration statement has been filed;
(ii) of the receipt of any comments from the SEC;
(iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose; and
(iv) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred eighty (180) days or such lesser period until all such Registrable Securities are sold.
2.4 Obligations of the Sellers. Each Seller shall be subject to the following conditions:
(a) Such Seller shall be required to furnish in writing to the Issuer all information within such Seller’s possession or knowledge required by the applicable rules and regulations of the SEC and by any applicable state securities or Blue Sky laws concerning such Seller (including a shareholder questionnaire) and the proposed method of sale or other disposition of the Registrable Securities of such Seller and the identity of and compensation to be paid to any proposed underwriter(s) to be employed in connection therewith;
(b) If such Seller desires to sell and distribute such Seller’s Registrable Securities over a period of time, or from time to time, at then prevailing market prices, pursuant to such registration statement, then such Seller shall execute and deliver to the Issuer such written undertakings as the Issuer and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act;
(c) If during the effectiveness of such registration statement, an intervening event should occur which, in the reasonable opinion of the Issuer’s counsel, makes the prospectus included in such registration statement no longer comply with the Securities Act, after notice containing the facts and legal conclusions relied upon from the Issuer to such Seller of the occurrence of such an event, such Seller shall make no further sales or other dispositions, or offers therefor, of such Registrable Securities under such registration statement until such Seller receives from the Issuer copies of a new, amended or supplemented prospectus complying with the Securities Act as soon as practicable after such notice. The Issuer shall keep such Seller fully informed as to the status of the Issuer’s efforts, which shall be prompt and diligent to cause such new, amended or supplemented prospectus to be available for use by such Seller;
(d) To the extent required by the applicable rules and regulations of the SEC and by any applicable state securities or Blue Sky laws, each Seller shall deliver a prospectus to the purchaser of such Registrable Securities; and
(e) Such Seller promptly notify the Issuer in the event that any information supplied by such Seller for inclusion in such registration statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such registration statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use reasonable best efforts to assist the Issuer as may be appropriate to make such amendment or supplement effective for such purpose.
2.5. Expenses of Registration. The Issuer shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, and the fees and disbursements of counsel for the Issuer and of its independent accountants; provided that, in any underwritten registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes.
2.6. Counting of Exercise of Registration Rights. Notwithstanding any other provision of this Agreement, Sellers’ one-time Registration Rights under this Agreement shall not be deemed to have been exercised until such time as the registration statement filed pursuant to a Registration Transaction that includes Seller’s Registrable Securities has been declared effective by the SEC.
2.7. Assignment of Registration Rights. The Registration Rights under this Agreement may be assigned by Sellers to a transferee or assignee (“Person”) of any of Seller’s Registrable Securities, provided that:
(a) such Person is an Affiliate of the Seller;
(b) the Issuer is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Person and Registrable Securities with respect to which such Registration Rights are being assigned; and
(c) such Person agrees in writing to be bound by and subject to the terms and conditions of this Agreement.
2.8. Termination. Rights granted pursuant to this Agreement shall terminate with respect to such Seller at such time as a Seller may each separately sell any Registrable Securities held by each such Seller freely, without registration and without restrictions regarding the quantity or manner of sale by each such Seller.
2.9. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Section 2:
(a) To the extent permitted by law, the Issuer will indemnify and hold harmless the Sellers, the partners, members, officers, directors and shareholders of the Sellers, legal counsel and accountants for the Seller, any underwriter (as defined in the Securities Act) for the Sellers and each person, if any, who controls the Sellers or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation by the Issuer, and the Issuer will pay to the Sellers, underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred.
(b) To the extent permitted by law, the Sellers will severally and not jointly indemnify and hold harmless the Issuer, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Issuer within the meaning of the Securities Act, legal counsel and accountants for the Issuer, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation by the Sellers, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by any Seller expressly for use in connection with such registration statement; and each Seller will pay, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however,

(i) that the indemnity agreement contained in this Subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Sellers, which consent shall not be unreasonably withheld; and
(ii) that, in no event shall any indemnity under this Subsection exceed the net proceeds received by the Sellers from the offer and sale by them of their Registrable Securities.
(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties to such action; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.
(d) The obligations of the Issuer and Sellers under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise and shall survive the termination of this Agreement.
3. Miscellaneous.
3.1. Transfers, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
3.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws principles of that or any other jurisdiction.
3.3. Consent to Jurisdiction, Service and Venue. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the Issuer and the Sellers irrevocably consent and submit to the jurisdiction and venue of any state or federal court of competent jurisdiction sitting within the State of California. The Issuer and the Sellers irrevocably waive any objection which they may now or hereafter have to the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agree that the service of process in accordance with this Section will be deemed in every respect effective and valid personal service of process upon each the Issuer and the Sellers. Nothing in this Agreement will be construed to prohibit service of process by any other method permitted by law. The provisions of this Section will not limit or otherwise affect the right of any party to institute and conduct an action in any other appropriate manner, jurisdiction or court. The Issuer and the Sellers agree that final judgment in such suit, action or proceeding will be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.
3.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
3.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
3.6. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
3.7. Amendments and Waivers.
(a) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Issuer and both Sellers.
(b) Any amendment, termination or waiver effected in accordance with this Section shall be binding on all parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
3.8. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
3.9. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates pursuant to Subsection 2.6 shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
3.11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

“Seller”

JRT PRODUCTIONS, INC.

By:
Name: Joe Takats
Title: President

“Seller”

RED CAT PRODUCTIONS, INC.

By:
Name: Donald Scotti
Title: President

“Issuer”

IMARX THERAPEUTICS, INC.

By:
Name:
Title: